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PROSPECTUS SUPPLEMENT                                                                                            File No. 333-52822
 (To Prospectus Supplement and Prospectus dated January 24, 2001)                                                    Rule 424(b)(3)
Prospectus number:     2190



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


          Principal Amount:          $470,000,000                    Original Issue Date:     Jan. 15, 2002

          CUSIP Number:              59018YLJ8                       Stated Maturity Date:    Jan 14, 2004

          Interest Calculation:                                      Day Count Convention:
          --------------------                                       --------------------
          [X]   Regular Floating Rate Note                           [X]   Actual/360
          [ ]   Inverse Floating Rate Note                           [ ]   30/360
                (Fixed Interest Rate):                               [ ]   Actual/Actual




          Interest Rate Basis:
          -------------------
          [X]   LIBOR                                                [ ]   Commercial Paper Rate
          [ ]   CMT Rate                                             [ ]   Eleventh District Cost of Funds Rate
          [ ]   Prime Rate                                           [ ]   CD Rate
          [ ]   Federal Funds Rate                                   [ ]   Other (see attached)
          [ ]   Treasury Rate
              Designated CMT Page:                                   Designated LIBOR Page:
                    CMT Telerate Page:                                      LIBOR Telerate Page:     3750
                    CMT Reuters Page:                                       LIBOR Reuters Page:




          Index Maturity:            Three Month                     Minimum Interest Rate:   Not Applicable

          Spread:                    0.180%                          Maximum Interest Rate:   Not Applicable

          Initial Interest Rate:     TBD                             Spread Multiplier:       Not Applicable



          Interest Reset Dates:      Quarterly, on the 14th of January, April, July and October, commencing on
                                     April 14, 2002, subject to modified following business day convention.

          Interest Payment Dates:    Quarterly, on the 14th of January, April, July and October, commencing on
                                     April 14, 2002, subject to modified following business day convention.
          Repayment at the
          Option of the Holder:      The Notes cannot be repaid prior to the Stated Maturity Date.

          Redemption at the
          Option of the Company:     The Notes cannot be redeemed prior to the Stated Maturity Date.

          Form:                      The Notes are being issued in fully registered book-entry form.

          Trustee:                   The Chase Manhattan Bank

          Dated:                     Jan. 10, 2002

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